Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Class A, Class B, and Class C Shares' Prospectuses for Federated International Equity Fund and Federated International Bond Fund and under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, and Class C Shares' Statements of Additional Information for Federated International Equity Fund and Federated International Bond Fund in Post-Effective Amendment Number 49 to the Registration Statement (Form N-1A, No. 2-91776) of Federated International Series, Inc. We also consent to the incorporation by reference of our reports dated January 12, 2007 on Federated International Equity Fund and Federated International Bond Fund (the two portfolios comprising Federated International Series, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended November 30, 2006.



                                               ERNST & YOUNG LLP


Boston, Massachusetts
January 25, 2007